Exhibit 99.1

FOR IMMEDIATE RELEASE

                            Investor Contacts:       Press Contacts:
                            Pat Barry                Stacy Berns/Melissa Jaffin
                            CFO, Bluefly, Inc.       Berns Communications Group
                            212- 944-8000 ext. 239   212-994-4660
                            pat@bluefly.com

     BLUEFLY REPORTS RECORD FOURTH QUARTER AND FULL YEAR REVENUE AND MARGINS

                     Fourth Quarter and Full Year Highlights

     .    Gross Profit Increases 8.3% for Fourth Quarter and 44.9% for Full Year
     .    Gross Margin Increases to 40.3% in Fourth Quarter - Highest Level Ever
     .    Gross Margin for Full Year Increases by Over 750 Basis Points
     . Revenue Rebounds with 15.4% Increase in December, Bringing 3.7% Increase for Fourth Quarter
     .    Revenue Increases by 15.5% for the Full Year
     .    Net Income of $7,000 for Fourth Quarter

New York, NY, February 22, 2005 - Bluefly, Inc. (NASDAQ SmallCap: BFLY), a leading online retailer of designer brands, fashion trends and superior value (www.bluefly.com), today announced record revenue and margin levels for the fourth quarter and full year. Gross profit increased by 8.3% for the fourth quarter of 2004, driven by a 3.7% increase in revenue to $14,515,000 from $13,993,000 and an increase in gross margin to 40.3% from 38.6%. Gross profit increased by 44.9% for the full year, driven by a 15.5% increase in revenue to $43,799,000 from $37,928,000 and an increase in gross margin to 37.5% from 29.9%. Revenue for December increased by 15.4% to $7,215,000 in 2004 from $6,251,000 in 2003.

"Our strong performance in December capped a great year for us," said Melissa Payner, Bluefly's CEO. "Our goals for 2004 were to execute our new merchandise strategy, while fundamentally changing our margin structure and continuing to grow at a solid rate. We believe that we accomplished all of these goals. Our gross margin percentage for the full year increased by over 750 basis points, and our gross margin in the fourth quarter was our highest level ever. At the same time, we were able to reverse the decrease in revenue that occurred during October and posted revenue growth of over 15% in December. Based on these results, we believe that we have put ourselves in prime position for growth during 2005 and beyond."

Other financial results for the fourth quarter and the full year were as follows (all comparisons are to the fourth quarter of 2003 or the year 2003, as applicable):

     . Net income for the fourth quarter decreased to $7,000 from $111,000 in the fourth quarter of 2003. Net loss per share (which includes preferred stock dividends) was $0.07 per share in the fourth quarter of both 2004 and 2003./1/

     . Net loss for the year decreased to $3,791,000 from $6,369,000 for 2003. Net loss per share decreased to $0.55 in 2004 from $0.88 in 2003./2/

     . New customers acquired during the fourth quarter decreased 5.6% to 42,572 from 45,114. New customers acquired during the year increased 2.4% to 127,177 from 124,248.

----------
/1/ Net loss per share for the fourth quarter of 2004 is based on a weighted average of 14,819,235 shares outstanding, while net loss per share for the fourth quarter of 2003 is based on a weighted average of 11,613,721 shares outstanding.

/2/ Net loss per share for 2004 is based on a weighted average of 14,586,752 shares outstanding, while net loss per share for 2003 is based on a weighted average of 11,171,018 shares outstanding.

     . New customer acquisition cost for the fourth quarter increased by 34.1% to $14.12 from $10.53. New customer acquisition cost for the year increased by 11.6% to $11.41 from $10.22.

     . Gross average order size for the fourth quarter increased by 0.7% to $190.61 from $189.26. Gross average order size for the year increased by 7.0% to $187.32 from $174.99.

     . Net sales attributable to the Company's Web site increased by approximately 7% during the fourth quarter to $14,230,000 from $13,356,000, while net sales attributable to the Company's temporary Manhattan store during the fourth quarter decreased approximately 46% to $251,000 from $465,000.

About Bluefly, Inc.

Founded in 1998, Bluefly, Inc. (NASDAQ SmallCap: BFLY) is a leading online retailer of designer brands, fashion trends and superior value. Bluefly is headquartered at 42 West 39th Street in New York City, in the heart of the Fashion District. For more information, please call 212-944-8000 or visit www.bluefly.com.

   This press release may include statements that constitute "forward-looking statements," usually containing the words "believe," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K. These risks and uncertainties include, but are not limited to, the company's history of losses and anticipated future losses; need for additional capital and potential inability to raise such capital; the potential failure to forecast revenues and/or to make adjustments to operating plans necessary as a result of any failure to forecast accurately; unexpected changes in fashion trends; cyclical variations in the apparel and e-commerce market; the availability of merchandise; the need to further establish brand name recognition; management of potential growth; and risks associated with our ability to handle increased traffic and/or continued improvements to its Web site.

                                     -more-

                                  Bluefly, Inc.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

                                                              THREE MONTHS ENDED
                                                                  DECEMBER 31,
                                                ----------------------------------------------
                                                    2004             2003             2002
                                                ------------     ------------     ------------
Net sales                                       $ 14,515,000     $ 13,993,000     $  9,856,000
Cost of sales                                      8,664,000        8,588,000        6,801,000
                                                ------------     ------------     ------------
     Gross profit                                  5,851,000        5,405,000        3,055,000
     Gross margin                                       40.3%            38.6%            31.0%

Selling, marketing and fulfillment expenses        4,278,000        3,784,000        3,500,000
General and administrative expenses                1,437,000        1,356,000        1,140,000
                                                ------------     ------------     ------------

Operating income (loss)                              136,000          265,000       (1,585,000)

Interest (expense), net and other income            (129,000)        (154,000)         (75,000)

Net income (loss)                               $      7,000     $    111,000     $ (1,660,000)
                                                ============     ============     ============

Deemed dividend related to beneficial
 conversion feature on Series B and C
 Preferred Stock                                          --               --               --

Preferred Stock Dividends                         (1,099,000)        (871,000)        (643,000)
                                                ============     ============     ============
Basic and diluted net loss per share
 (which includes preferred stock dividends)     $      (0.07)    $      (0.07)    $      (0.22)
                                                ============     ============     ============

Weighted average shares outstanding               14,819,235       11,613,721       10,391,904
                                                ============     ============     ============

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                ----------------------------------------------
                                                    2004             2003             2002
                                                ------------     ------------     ------------
Net sales                                       $ 43,799,000     $ 37,928,000     $ 30,606,000
Cost of sales                                     27,393,000       26,603,000       20,571,000
                                                ------------     ------------     ------------
     Gross profit                                 16,406,000       11,325,000       10,035,000
     Gross margin                                       37.5%            29.9%            32.8%

Selling, marketing and fulfillment expenses       13,996,000       12,061,000       11,547,000
General and administrative expenses                6,333,000        5,239,000        4,686,000
                                                ------------     ------------     ------------

Operating income (loss)                           (3,923,000)      (5,975,000)      (6,198,000)

Interest (expense), net and other income             132,000         (394,000)        (281,000)

Net income (loss)                               $ (3,791,000)    $ (6,369,000)    $ (6,479,000)
                                                ============     ============     ============

Deemed dividend related to beneficial
 conversion feature on Series B and C
 Preferred Stock                                          --         (225,000)     (15,295,000)

Preferred Stock Dividends                         (4,275,000)      (3,225,000)      (2,489,000)
                                                ============     ============     ============
Basic and diluted net loss per share
 (which includes preferred stock dividends)     $      (0.55)    $      (0.88)    $      (2.44)
                                                ============     ============     ============

Weighted average shares outstanding               14,586,752       11,171,018        9,927,027
                                                ============     ============     ============

                                     -more-

SELECTED BALANCE SHEET DATA & KEY METRICS (Unaudited)

                                                DECEMBER 31,     DECEMBER 31,
                                                    2004             2003
                                                ------------     ------------
Cash (including Restricted Cash of $1,253,000
 as of December 31, 2004)                       $  7,938,000     $  7,721,000
Inventories, net                                  12,958,000       11,340,000
Other Current Assets                               2,559,000        1,863,000
Property & Equipment, net                          1,933,000        1,659,000
Current Liabilities                                9,413,000        8,243,000
Notes Payable to Related Party Shareholders
 (including interest payable)                      4,658,000        4,375,000
Shareholders' Equity                              11,389,000       10,279,000

                                                THREE MONTHS     THREE MONTHS
                                                   ENDED            ENDED          YEAR ENDED       YEAR ENDED
                                                DECEMBER 31,     DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                    2004             2003             2004              2003
                                                ------------     ------------     ------------     ------------
Gross Average Order Size
 (including shipping & handling)                $     190.61     $     189.26     $     187.32     $     174.99
Gross Average Order Per New Customer
 (including shipping & handling)                $     154.15     $     167.16     $     159.38     $     158.38
Gross Average Order per Repeat Customer
 (including shipping & handling)*               $     222.27     $     204.93     $     205.10     $     184.95

Customers Added During Period                         42,572           45,114          127,177          124,248
Revenue from Repeat Customers as % of
 Total Revenue                                            68%              63%              69%              66%
Customer Acquisition Cost **                    $      14.12     $      10.53     $      11.41     $      10.22

* Repeat customer is defined as a person who has bought more than once from Bluefly during their lifetime.
** Customer Acquisition Cost is calculated by dividing total advertising expenditures (excluding staff related costs) by total new customers added. New customer number is based on unique email addresses.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                       THREE MONTHS          THREE MONTHS
                                                                          ENDED                 ENDED
                                                                     DECEMBER 31, 2004     DECEMBER 31, 2003
                                                                    ------------------    ------------------
Cash flows from operating activities:
 Net income                                                         $            7,000    $          111,000
 Adjustments to reconcile net income
   to net cash (used in) provided by operating activities:
    Depreciation and amortization                                              223,000               353,000
    Loss on disposal of assets                                                  35,000                    --
    Reserve for inventory obsolescence                                              --               (75,000)
    Non-cash expense related to warrants issued to supplier                     70,000                    --
    Provisions for returns                                                     614,000               814,000
    Allowance for doubtful accounts                                             75,000                26,000
    Stock option expense                                                        24,000                    --
    Changes in operating assets and liabilities:
     (Increase) decrease in:
      Inventories                                                           (2,362,000)            1,199,000
      Accounts receivable                                                     (104,000)              188,000
      Other current assets                                                    (149,000)              (17,000)
      Prepaid expenses                                                         (88,000)              (56,000)
     (Decrease) increase in:
      Accounts payable                                                       1,015,000            (2,458,000)
      Accrued expenses and other current liabilities                           169,000               386,000
      Interest payable to related party                                        138,000               114,000
      Deferred revenue                                                          20,000              (160,000)
                                                                    ------------------    ------------------
      Net cash (used in) provided by operating activities                     (313,000)              425,000

Cash flows from investing activities:
 Purchase of property and equipment                                           (595,000)              (89,000)
                                                                    ------------------    ------------------
      Net cash (used in) investing activities                                 (595,000)              (89,000)
                                                                    ------------------    ------------------
Cash flows from financing activities:
 Net proceeds from exercise of Employee Stock Options                          549,000             2,889,000
  Proceeds from issuance of Notes Payable                                           --             2,000,000
 Repayment of related party notes payable                                     (236,000)                   --
 Repayment of capital lease obligation                                         (90,000)              (71,000)
                                                                    ------------------    ------------------
      Net cash provided by financing activities                                223,000             4,818,000
                                                                    ------------------    ------------------
Net increase (decrease) in cash and cash equivalents                          (685,000)            5,154,000
Cash and cash equivalents - beginning of period                              7,370,000             2,567,000
                                                                    ------------------    ------------------
      Cash and cash equivalents - end of period                     $        6,685,000    $        7,721,000
                                                                    ------------------    ------------------